EXHIBIT 99.1

                      2001 NON-QUALIFIED STOCK OPTION PLAN

                            SALES ONLINE DIRECT, INC.

                2001 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED

     Section I. Purpose of the Plan.
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     The purposes of this Sales OnLine  Direct,  Inc. 2001  Non-Qualified  Stock
Option Plan (the "2001 Plan") are (i) to provide long-term incentives and rewards to those key employees (the "Employee Participants") of Sales OnLine Direct, Inc., a Delaware corporation (the "Corporation"), and its subsidiaries (if any), and any other persons (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and key employees and other persons with requisite experience and ability, and (iii) to associate more closely the interests of such executives
and  key  employees   and  other   persons  with  those  of  the   Corporation's
stockholders.

     Section II. Definitions.
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          "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

          "Common  Stock"  is  the  common  stock,   $.001  par  value,  of  the
     Corporation.

          "Committee" is defined in Section III, paragraph (a).

          "Corporation" is defined in Section I.

          "Employee Participants" is defined in Section I.

          "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

          "Incentive Stock Option" is a stock option which is treated as an incentive stock option under Section 422 of the Code.

          "2001 Plan" is defined in Section I.

          "Non-employee Participants" is defined in Section I.

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          "Non-qualified  Option" is a Stock Option which does not qualify as an
     Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

          "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

          "Participants" are all persons who are either Employee Participants or Non-employee Participants.

          "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

          "Rule 16b-3" means Securities and Exchange Commission Rule 16b-3.

          "Section 16" means Section 16 of the Securities  Exchange Act of 1934,
     as  amended,   or  any  similar  or  successor  statute,   and  any  rules,
     regulations, or policies adopted or applied thereunder.

          "Stock Options" are rights granted pursuant to this 2001 Plan to purchase shares of Common Stock at a fixed price.

          "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

     Section III. Administration.
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     (a) The  Committee.  This 2001 Plan shall be  administered  by the Board of
Directors or by a compensation committee consisting solely of two or more "non-employee directors", as defined in Rule 16b-3, who shall be designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     (b) Authority and Discretion of the Committee. Subject to the express provisions of this 2001 Plan and provided that all actions taken shall be consistent with the purposes of this 2001 Plan, and subject to ratification by the Board of Directors only if required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i)

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determine  those  persons  who shall  constitute  key  employees  eligible to be
Employee   Participants  and  others  who  shall  be  eligible  as  Non-employee
Participants; (ii) select the Participants to whom Stock Options shall be granted under this 2001 Plan; (iii) determine the size and the form of the Stock Options, if any, to be granted to any Participant; (iv) determine the time or times such Stock Options shall be granted including the grant of Stock Options in connection with other awards made, or compensation paid, to the Participant;
(v) establish the terms and conditions upon which such Stock Options may be exercised and/or transferred, including the exercise of Stock Options in connection with other awards made, or compensation paid, to the Participant;
(vi) make or alter any restrictions and conditions upon such Stock Options and the Stock received on exercise thereof, including, but not limited to, providing for limitations on the Participant's right to keep any Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this 2001 Plan.

     (c) Applicable Law. This 2001 Plan and all Stock Options shall be governed by the law of the state in which the Corporation is incorporated.

     Section IV. Terms of Stock Options.
                 -----------------------

     (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 2001 Plan) as the Committee may determine. The agreement shall include the following or a similar statement: "This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

     (b) Term. Stock Options shall be for such periods as may be determined by the Committee.

     (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise, (i) in cash, (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (iii) any other property (valued at its Fair Market Value on the date of such exercise), or (iv) any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock.

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     (d)  Restrictions.  At the  discretion of the  Committee,  the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

     (e) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant of a Stock Option to, or exercise of a Stock Option by, a holder. The Corporation may require, as a condition to the exercise of a Stock Option, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option if it deems this an appropriate method for withholding or collecting taxes.

     (f) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer Stock in compliance with the provisions of applicable federal or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Common Stock upon any exercise of a Stock Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of Common Stock upon exercise of a Stock Option, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and state securities laws. Certificates of Common Stock issued hereunder shall bear a legend reflecting such restrictions.

     (g) Right to Stock Option. No employee of the Corporation or any other person shall have any claim or right to be a participant in this 2001 Plan or to be granted a Stock Option hereunder. Neither this 2001 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of or continue to be associated in any way with the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any

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claim for any unpaid amounts under this 2001 Plan, any person having a claim for payments shall be an unsecured creditor.

     (h) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 2001 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     (i) Participation by Foreigners. Without amending this 2001 Plan, the Committee may modify grants made to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

     Section V. Amendment and  Termination:  Adjustments  Upon Changes in Stock.
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     The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 2001 Plan or any portion thereof, provided that no amendment shall be made without approval of the Corporation's stockholders if such approval is necessary to comply with any applicable tax requirement, any applicable rules or regulations of the Securities and Exchange Commission, including Rule 16b-3 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation's securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this 2001 Plan may affect the rights of a Participant to whom a Stock Option has been granted without such Participant's consent. If there shall be any change in the Common Stock or to any Stock Option granted under this 2001 Plan through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this 2001 Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options. In connection with the foregoing, the Committee may issue new Stock Options in exchange for outstanding Stock Options.

     Section VI. Shares of Stock Subject to the Plan.
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     The  number of shares of Common  Stock  that may be the  subject  of awards under this 2001 Plan shall not exceed an aggregate of 10,000,000 shares. Shares to be delivered under this 2001

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Plan may be either  authorized  but unissued  shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason terminates, is canceled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in Common Stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 2001 Plan, provided, first, that the total number of shares then eligible for award under this 2001 Plan may not exceed the total specified in the first sentence of this
Section VI, and second, that the number of shares subject to further awards shall not be increased in any way that would cause this 2001 Plan or any Stock Option to not comply with Section 16, if applicable to the Corporation.

     Section VII. Effective Date and Term of this Plan.
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     The  effective  date of this 2001 Plan is February 1, 2001 (the  "Effective
Date") and awards under this 2001 Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised may extend beyond that time as provided herein.

DATE OF APPROVAL BY BOARD OF DIRECTORS:  As of February 1, 2001, as amended June
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12, 2001.